UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2017

PHI GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38255-NY	90-0114535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5348 Vegas Drive # 237 Las Vegas, NV	89108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-475-5430

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry Into a Material Definitive Agreement.

On August 14, 2017, PHI Group, Inc. (the “Company”), entered into a Master Business Cooperation Agreement with Tho Xuan Duong Joint Stock Company, a Vietnam-based company, signed a Master Business Cooperation Agreement with Tho Xuan Duong Joint Stock Company (“TXD”), a Vietnamese company recognized by Guinness World Records with nearly four centuries of history in Vietnamese traditional medicine and herbs.

According to the Agreement, PHIL will assist TXD to promote and advertise TXD’s history, brand and traditional medicinal products and treatments on a global basis; set up manufacturing facilities and/or establish strategic alliances with pharmaceutical production and distribution companies in Europe, the United States, the Middle East, Central and South America, Africa and other selective geographical areas; and access funding sources to implement TXD’s business plan.

In addition, PHIL considers acquiring an equity interest in TXD and/or exchange of ownership between the two companies by way of stock swap to form a strategic alliance. PHIL will cooperate with TXD to build and develop raw material areas, preliminary and full-scale processing facilities for herbal medicines, and herbal medicine tourism area in Sapa, Lao Cai Province, Northern Vietnam. PHI will also assist TXD to obtain special medical devices using Low Level Laser Light Therapy technologies developed by American Laser Healthcare Corp., a US company, which has been cleared by the U.S. FDA for pain treatment, needleless acupuncture, and other diseases.

The foregoing description of the Master Business Cooperation Agreement between PHI Group, Inc. and Tho Xuan Duong Joint Stock Company dated August 14, 2017 is qualified in its entirety by reference to the full text of said Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Company intends to use TXD’s medicinal plants in conjunction with medical cannabis for the planned wellness resort center in Transylvania, Romania as announced in the Company’s press release issued on January 30, 2018.

SECTION 7 – REGULATION FD DISCLOSURE

Item 7.01 Regulation FD Disclosure

Press Releases

The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed “filed’ for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

1. On August 22, 2017, PHI Group, Inc. issued a press release entitled “PHI Group Forms Strategic Alliance with Tho Xuan Duong JSC, a Vietnamese Traditional Medicine and Herbal Company with Nearly 400 Years’ History.”

The text of the press release in its entirety is attached herewith as Exhibit 99.1.

2. On January 30, 2018, PHI Group, Inc. issued a press release entitled “PHI Group Updates on Industrial Park, Greenhouse, Medical Cannabis and Wellness Treatment Resort Projects in Transylvania, Romania.”

The text of the press release in its entirety is attached herewith as Exhibit 99.2.

3. On February 1, 2018 PHI Group, Inc. issued a press release entitled “ American Pacific Resources Launches GILDEX Blockchain Coins for Gold Industry, Estimated to Bring Upwards of $1 Billion Value in the Coming Year.”

The text of the press release in its entirety is attached herewith as Exhibit 99.3.

SECTION 8 – OTHER EVENTS

Item 8.01

With respect to the press release issued on February 1, 2018 regarding the launch of GILDEX Blockchain Coins for the gold industry, we intend to deliver various important shareholder disclosures, including but not limited to, our desire to file a Form S-1 and detailed prospectus as may be required, which shall include the nature of the ICO, the business and management involved, risks to potential investors, the process of the ICO initiation to the market, market and industry data and other factors that may impact the ICO and its present and future viability, as well as a finalized whitepaper to be presented to the public as soon as practical.

On another note, the Company’s management has worked together the last few weeks to discuss the future of PHI Group, Inc. as it solidifies its international business enterprises. In that regard, management is currently considering various additional corporate updates, among other things, that will ultimately prove to be shareholder-friendly, such as new stock dividend distributions from American Pacific Resources, Inc. and other selective subsidiaries of the Company, free or discounted allocations of GILDEX Coins to the Company’s shareholders, and amending the Company’s authorized capital structure, etc.

SECTION 9 – FINANCIAL STATEMENTS AND EXHBITS

Item 9.01 Financial Statements and Exhibits

The following is a complete list of exhibits filed as part of this Report.

Exhibit number(s) correspond to the number(s) in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

10.1	Master Business Cooperation Agreement dated August 14, 2017 by and between Tho Xuan Duong Joint Stock Company and PHI Group, Inc.

99.1	Press Release dated August 22, 2017.

99.2	Press Release dated January 30, 2018.

99.3	Press Release dated February 1, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2018

PHI GROUP, INC.
(Registrant)

By:	/s/ Henry D. Fahman
Henry D. Fahman
Chairman and CEO